Exhibit 10.18

MUTUALFIRST FINANCIAL, INC.

2019 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1Establishment of the Plan.  The Company hereby establishes an incentive compensation plan to be known as the “MutualFirst Financial, Inc. 2019 Omnibus Incentive Plan” (the “Plan”), as set forth in this document.  The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on May 1, 2019 or any adjournment or postponement thereof.  Prior to the Effective Date, the Company had in effect the 2008 Stock Option and Incentive Plan (the “Prior Plan”).  No further awards are available to be granted under the Prior Plan, and Shares reserved to make new awards under the Prior Plan, if any, shall be released; provided, however, that Shares reserved to fund issued and outstanding awards under the Prior Plan shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plan shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plan continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2Purpose of the Plan.  The purpose of the Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3Duration of the Plan.  Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(b)“Bank” means MutualBank, an Indiana state-chartered commercial bank, or any successor thereto.

(c)“Beneficiary” has the meaning set forth in Article 10 herein.

(d)“Board” or “Board of Directors” means the Board of Directors of the Company.

(e)“Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry.  Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(f)“Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.

(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(h)“Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(i)“Company” means MutualFirst Financial, Inc., a Maryland corporation, or any successor thereto.

(j)“Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(k)“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)“Employee” means a full-time or part-time employee of the Company or any Subsidiary.  Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(m)“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(o)“Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted.  If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded.  If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith.  Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(p)“Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.

(q)“Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(s)“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(t)“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u)“Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(v)“Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

(w)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(x)“Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.

(y)“Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(z)“Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.

(aa)“Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.

(bb)“Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.

(cc)“Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

(dd)“Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.

(ee)“Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.

(ff)“Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(gg)“Shares” means shares of the common stock of the Company.

(hh)“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.

(ii)“Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1The Committee.  The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i)  a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2Authority of the Committee.  The Committee shall have full power except as limited by law or by the articles of incorporation or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1Number of Shares.  Subject to adjustment as provided in Section 4.4 herein:

(a)The total number of Shares available for issuance under the Plan shall be 600,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company.  Full Value Awards will be counted against the Limit on a 2-to-1 basis, subject to adjustment as provided in Section 4.4 herein.  To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards.  Awards that are not settled in Shares shall not be counted against the Limit.

(b)Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 550,000.

(c)All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) may provide for a shorter vesting period at the time of grant.

4.2Maximum Awards.  Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 100,000 Shares.

(b)The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 25,000.

(c)The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 25,000.

(d)The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 10,000 Shares.

4.3Lapsed Awards.  If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4Adjustments in Authorized Shares.  In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of Shares, merger, consolidation, rights offering, or any other changes in the corporate structure or Shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of Shares subject to the Plan, and the number and kind of Shares and the Exercise Price per share subject to outstanding Options. Any such adjustments made by the Committee pursuant to this Section 4.4 shall be conclusive and binding for all purposes under the Plan.

4.5Dividends and Dividend Equivalents.  The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder.  Dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account, provided that as to any dividend equivalent rights granted in connection with a Performance Based  Award granted under the Plan, no payment shall be made with respect to such dividend equivalent right (or, in the case of a Restricted Stock or similar Award where the dividend must be paid as a matter of law, the dividend payment shall be subject to forfeiture or repayment, as the case may be) unless the vesting conditions of such Award are satisfied.  Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1Eligibility.  Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after the Effective Date. Options granted to Directors shall consist only of NQSOs and not ISOs.  Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2Option Agreement.  Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.  The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3Exercise Price.  The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted.  In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or exchanged for cash or another Award, without the approval of the Company’s stockholders.

6.4Duration of Options.  Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of 10% or more of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)Termination by Disability.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

(c)Exercise Limitations on ISOs.  In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options.  Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10Additional Requirements with Respect to Incentive Stock Options.

(a)Notice of Sale.  Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an ISO.

(b)Maximum Dollar Value of ISOs Vesting Per Year.  The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Subsidiary) shall not exceed $100,000.

6.11Transferability of Options.  Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer.  An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust.  No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members.  For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them.  Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.  In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised.  Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.  The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option.  The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A).  Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or exchanged for cash or another Award, without the approval of the Company’s stockholders, except that SARs may be settled in cash in accordance with Section 7.5 below.

7.3SAR Agreement.  Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b)The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7Termination of Employment or Service Due to Death or Disability.

(a)Termination by Death.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b)Termination by Disability.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

7.8Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs.  Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9Transferability of SARs.  A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members.  For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11.  Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock and Restricted Stock Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine.  Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance, which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-

employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.  Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3Non-transferability.  Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4Other Restrictions.  In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the MutualFirst Financial, Inc. 2019 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____________________.  A copy of the Plan and such Restricted Stock agreement may be obtained from the corporate secretary of MutualFirst Financial, Inc.”

8.6Removal of Restrictions.  Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.

8.7Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.  Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8Dividends and Other Distributions.  Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant.  Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9Termination of Employment or Service Due to Death or Disability.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11Settlement of Restricted Stock Units.  Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1Grant of Performance Shares and Performance Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.

9.2Amount of Award.  The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3Award Agreement.  Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4Performance Goals.  Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee.  Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6Payment of Awards.  Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period.  The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof.  Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7Termination of Employment or Service Due to Death or Disability.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8Termination of Employment or Service for Other Reasons.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled;

provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9Non-transferability.  Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution.  Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”).  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 11

RIGHTS OF EMPLOYEES AND DIRECTORS

11.1Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.  For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

11.2Participation.  No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12

CHANGE IN CONTROL

12.1Effect of Change in Control.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control.  The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

12.2Conditional Vesting.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:

(a)Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and

(c)Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

12.3Replacement Awards.  An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a)it has a value at least equal to the value of the Replaced Award;

(b)it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(c)it meets the requirements of Section 12.4 below; and

(d)its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).

(e)Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.

The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4Separation from Service.  Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1Amendment, Modification and Termination.  The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.  In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders and in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5.  Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2Awards Previously Granted.  No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 14

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 16

REQUIREMENTS OF LAW

16.1Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

16.3Regulatory Requirements.  Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant.  The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1Notices.  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)If to the Committee:

MutualFirst Financial, Inc.

110 E. Charles Street

Muncie, Indiana 47305-2419

Attention:  Corporate Secretary

(b)If to a Participant, to such person’s address as shown in the Company’s records.

17.2Election to Defer.  To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant.  Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

17.3Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations.  The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3).  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

17.4Compliance with Section 409A.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement.  In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a  termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).